MORTGAGE AND SECURITY AGREEMENT

FROM

PCT ALLENDALE, LLC

TO

NEW JERSEY ECONOMIC DEVELOPMENT AUTHORITY

AND

COMMERCE BANK/NORTH

DATED: October 31, 2007

Record and Return to:

Bernard S. Davis, Esq.
Wolff & Samson PC
The Offices at Crystal Lake
One Boland Drive
West Orange, New Jersey 07052

MORTGAGE AND SECURITY AGREEMENT

THIS MORTGAGE made October 31, 2007, from PCT ALLENDALE, LLC, a New Jersey limited liability company, having an address at 21 Main Street, Hackensack, New Jersey 07601 (the “Mortgagor”) to NEW JERSEY ECONOMIC DEVELOPMENT AUTHORITY (the “Authority”), a public body corporate and politic constituting an instrumentality of the State of New Jersey, having an office at 36 West State Street, PO Box 990, Trenton, New Jersey 08625 and COMMERCE BANK/NORTH, a New Jersey banking corporation organized and existing under the laws of the State of New Jersey having an office at 1100 Lake Street, Ramsey, New Jersey 07446 (the “Purchaser”; which together with the Authority are the “Mortgagee”).

WITNESSETH:

WHEREAS, the Mortgagor is indebted to the Authority in the principal sum of THREE MILLION ONE HUNDRED TWENTY THOUSAND AND 00/100 DOLLARS ($3,120,000.00) (as well as certain Other Obligations referred to herein) which indebtedness is evidenced by the Mortgagor’s Note payable to the Authority dated October 31, 2007 (the “Authority Note”) providing for monthly installments of principal and interest with the balance of indebtedness payable in accordance with the terms of the Authority Note; and

WHEREAS, the Loan evidenced by the Authority Note is being made available by the Mortgagee to the Mortgagor pursuant to the terms and provisions set forth in that certain Bond Agreement dated as of October 1, 2007 (the “Bond Agreement”) executed by and among the Mortgagor, the Mortgagee and the Purchaser, under which the Mortgagee has agreed to provide the Mortgagor with funds to undertake the refinancing a loan used for the acquisition of condominium units in an existing building located in the Borough of Allendale, County of Bergen in the State of New Jersey (the “Project”); and

WHEREAS, all words and terms identified by their initial letter capitalized and not otherwise defined herein shall have the meanings as set forth in the Bond Agreement.

TO SECURE TO MORTGAGEE the repayment of the indebtedness evidenced by the Note, as well as certain Other Obligations referred to herein, with interest thereon, together with the payment of all other sums, with interest thereon, advanced in accordance herewith to protect the security of this Mortgage, and the performance of the covenants and agreements of Mortgagor herein contained, Mortgagor does hereby mortgage to Mortgagee all that certain real estate located in the Borough of Allendale, County of Bergen, State of New Jersey and more fully described on Schedule “A”, attached hereto and made a part hereof (the “Property”).

TOGETHER with all of Mortgagor’s right, title and interest now owned or hereafter acquired in:

(1)           All buildings, improvements and appurtenances erected or hereafter erected on the Property;

(2)           All machinery, apparatus, equipment, fittings, fixtures and other property permanently affixed to the Property (not including trade fixtures) and all additions thereto and renewals and replacements thereof, and all substitutions therefor now owned or hereafter acquired by the Mortgagor, or in which the Mortgagor has or shall have an interest (collectively, the “Fixtures”), and all proceeds and products of any of the above;

(3)           Any and all tenements, hereditaments and appurtenances belonging to the real estate or any part thereof hereby mortgaged or intended so to be, or in any way appertaining thereto, and all streets, alleys, passages, ways, water courses, and all leasehold estates, easements, licenses, permits, approvals, covenants and other agreements now existing or hereafter created for the benefit of Mortgagor or any subsequent owner or tenant of said real estate over ground adjoining said real estate and all rights to enforce the maintenance thereof, and all other rights, liberties and privileges of whatsoever kind or character, and the reversions and remainders, income, rents, issues and profits arising therefrom, and all of the estate, right, title, interest, property, possession, claim and demand whatsoever, at law or in equity, of Mortgagor in and to the real estate or any part thereof;

(4)           All awards or payments, including interest thereon, and the right to receive the same, which may be made with respect to the Property, whether from the exercise of the right of eminent domain (including any transfer made in lieu of the exercise of said right), or for any other injury to or decrease in the value of the Property;

(5)           All leases and other agreements affecting the use or occupancy of the Property now or hereafter entered into and the right to receive and apply the rents, issues and profits of the Property to the payment of the indebtedness evidenced by the Authority Note and the Other Obligations;

(6)           All contracts from time to time executed by the Mortgagor or any manager or agent on its behalf relating to the ownership, construction, maintenance, repair, operation, occupancy, sale or financing of the Property or any part thereof and all agreements relating to the purchase or lease of any portion of the Property together with the right to exercise any options; all consents, licenses, building permits, certificates of occupancy and other governmental approvals relating to construction, completion, occupancy, use or operation of the Property or any part thereof; and all drawings, plans, specifications and similar or related items relating to the Property;

(7)           All trade names, trade marks, logos, copyrights, good will and books and records relating to or used in connection with the operation of the Property or any part thereof; all general intangibles related to the operation of the Property now existing or hereafter arising;

(8)           All proceeds of and any unearned premiums on any insurance policies covering the Property, including, without limitation, the right to receive and apply the proceeds of any insurance, judgments, or settlements made in lieu thereof, for damage to the Property;

(9)           The right, in the name and on behalf of the Mortgagor, to appear in and defend any action or proceeding brought with respect to the Property and to commence any action or proceeding to protect the interest of the Mortgagee in the Property.

(10)         All proceeds of the conversion, voluntary or involuntary, of any of the foregoing into cash or liquidated claims, including, without limitation, proceeds of insurance and condemnation awards.

All of the above-mentioned real estate, buildings, improvements, fixtures, machinery, equipment, materials, hereditaments and appurtenances and other property interests referred to in Paragraphs (1) through (10) inclusive above, together with the Property are collectively referred to herein as the “Mortgaged Property”.

TO HAVE AND TO HOLD the Mortgaged Property hereby conveyed or mentioned and intended so to be, unto Mortgagee, to its own use forever.

PROVIDED ALWAYS, and this instrument is created upon the express condition that, if Mortgagor pays or causes to be paid to Mortgagee the principal sum due under the Note, all interest due thereon and all other sums payable to Mortgagee as are secured hereby, in accordance with the provisions of the Note, the Bond Agreement and this Mortgage and other Loan Documents (as hereinafter defined), at the times and in the manner specified without deduction, fraud or delay, and Mortgagor performs and complies with or causes to be performed and complied with all the agreements, conditions, covenants, provisions and stipulations contained herein and in the Note and the Bond Agreement and other Loan Documents (as hereinafter defined), then this Mortgage and the estate hereby granted shall cease and become void.

MORTGAGOR REPRESENTS, COVENANTS AND WARRANTS to and with Mortgagee that until the indebtedness secured hereby is fully repaid:

1.           Other Obligations.

(A)           In addition to all obligations and liabilities owing to the Mortgagee in connection with the Authority Note, this Mortgage (and all other collateral pledged as security for the Authority Note) shall also be deemed to secure the payment by the Mortgagor of all “Other Obligations”. For purposes hereof, the term “Other Obligations” shall be deemed to include all of the Mortgagor’s obligations and liabilities owing to the Purchaser under, relating to or arising in connection with all other obligations or liabilities owing to the Mortgagee and/or the Purchaser by the Mortgagor.

(B)           It is expressly understood and agreed that the obligations evidenced by the Authority Note are cross-defaulted and cross-collateralized with the Other Obligations. Accordingly:

(i)           all collateral pledged as security for the Authority Note (including, without limitation, this Mortgage) shall also be deemed to secure all Other Obligations, which security shall be subordinate to the indebtedness evidenced by the Note. Conversely, all collateral pledged as security for the Other Obligations shall also be deemed to secure the Authority Note;

(ii)          the occurrence of an Event of Default under any loan document executed in conjunction with the foregoing or the Other Obligations (together with the Authority Note, the Bond Agreement and this Mortgage, are the “Loan Documents”) shall automatically and immediately constitute an Event of Default under all Other Obligations (without the giving of any further notice or the expiration of any cure period). Conversely, the occurrence of an event of default under any of the Other Obligations after the expiration of any applicable notice, grace or cure period shall automatically and immediately constitute an Event of Default hereunder.

2.           Payment and Performance. Mortgagor shall pay to Mortgagee, in accordance with the terms of the Note, this Mortgage and the other Loan Documents, the principal and interest due thereon, and other sums therein set forth; and Mortgagor shall perform and comply with all the agreements, conditions, covenants, provisions and stipulations of the Note, the Bond Agreement, this Mortgage and the other Loan Documents; and Mortgagor shall timely perform all of its obligations and duties under any lease, easement agreement, license, permit, approval, covenant or other agreement relating to, affecting, created for the benefit of or used in connection with the operation of all or any portion of the Mortgaged Property now or hereafter in effect. Without limiting the generality of the foregoing, Mortgagor shall observe and perform or cause to be observed and performed each and every term to be observed and performed by Borrower pursuant to the Master Deed or the rules and regulations pertaining to the Four Pearl Court Condominium.

3.           Warranty of Title. Mortgagor represents and warrants that it possesses good and marketable title to an indefeasible fee simple estate in the Mortgaged Property, except for those title exceptions listed in the Mortgagee’s title insurance policy approved by and issued to Mortgagee, insuring the priority of the lien of this Mortgage.

4.           Maintenance of Mortgaged Property. Mortgagor shall be required to or cause to keep and maintain all buildings and improvements now or at any time hereafter erected on the Mortgaged Property and the sidewalks and curbs abutting them, in good order and condition and in a rentable and tenantable state of repair, and will make or cause to be made, as and when necessary, all repairs, renewals and improvements, structural and nonstructural, exterior and interior, ordinary and extraordinary, foreseen and unforeseen. Mortgagor shall abstain from and shall not permit the commission of waste in or about the Mortgaged Property; shall not remove or demolish any portion of the Mortgaged Property, or alter the structural character of any building erected at any time on the Mortgaged Property which would materially impair the mortgage collateral, without the prior written consent of Mortgagee, and shall not permit the Mortgaged Property to become deserted or abandoned, other than in the ordinary course of renovating the improvements.

5.           Insurance.

(A)           Mortgagor shall keep the Mortgaged Property continuously insured, to the extent of its full insurable replacement value, against loss or damage by fire, with extended coverage and rental curtailment coverage, and coverage against loss or damage by vandalism, malicious mischief and, if available and required against flood and against other hazards as may be required under the Bond Agreement. Mortgagor shall also maintain or cause to be maintained comprehensive general public liability insurance and workers compensation insurance, in such total amounts as Mortgagee may require, from time to time naming Mortgagee as Mortgagee and as additional insured.

(B)           All policies, including policies for any amounts carried in excess of the required minimum and policies not specifically required by Mortgagee, shall be in form reasonably satisfactory to Mortgagee, shall be issued by companies reasonably satisfactory to Mortgagee, shall be maintained in full force and effect, shall be delivered to Mortgagee, with premiums prepaid, and shall provide for at least thirty (30) days’ notice of cancellation to Mortgagee. All hazard insurance policies shall be endorsed with a standard mortgagee clause in favor of Mortgagee, not subject to contribution, and shall be for a term of at least one (1) year. Certificates of insurance, addressed to Mortgagee, evidencing such hazard insurance and public liability insurance may be delivered to Mortgagee in lieu of the policies therefor.

(C)           If the insurance, or any part thereof, shall expire, or be cancelled, or become void or voidable by reason of breach of any condition thereof, or if Mortgagee reasonably determines that such coverage is unsatisfactory by reason of the failure or impairment of the capital of any company in which the insurance may then be carried, or if for any reason whatsoever the insurance shall be unsatisfactory to Mortgagee, Mortgagor shall cause new insurance coverages to be placed on the Mortgaged Property, reasonably satisfactory to Mortgagee. All renewal policies or certificates of insurance, with premiums paid, shall be delivered to Mortgagee at least thirty (30) days before expiration of the old policies.

(D)           In the event of loss, Mortgagor will give immediate notice thereof to Mortgagee, and Mortgagee may make proof of loss if not made promptly by Mortgagor; provided, however, that any adjustment of a proof of loss shall require the prior written consent of Mortgagee such consent not to be unreasonably withheld or delayed. Each insurance company issuing fire, casualty and/or hazard insurance policies relating to the Mortgaged Property is hereby authorized and directed to make payment under such insurance, including return of unearned premiums, directly to Mortgagee for deposit in the Escrow Account established under the Bond Agreement, and Mortgagor appoints Mortgagee, irrevocably, as Mortgagor’s attorney-in-fact to apply for and endorse any draft therefor. Such hazard policies of insurance and all renewals thereof are hereby assigned to Mortgagee as additional security for payment of the indebtedness hereby secured and Mortgagor hereby agrees that upon and during the continuance of an Event of Default any values available thereunder upon cancellation or termination of any of said policies or renewals, whether in the form of return of premiums or otherwise, shall be payable to Mortgagee as assignee thereof. If Mortgagee becomes the owner of the Mortgaged Property or any part thereof by foreclosure or otherwise, such policies, including all right, title and interest of Mortgagor thereunder, shall become the absolute property of Mortgagee.

6.           Taxes and Other Charges. Mortgagor shall pay or cause to be paid when due and payable and before interest or penalties are due thereon, without any deduction, defalcation or abatement, all condominium fees, taxes, assessments, water and sewer rents and all other charges or claims which may be assessed, levied or filed at any time against Mortgagor, the Mortgaged Property or any part thereof or against the interest of Mortgagee therein, or which by any present or future law may have priority over the indebtedness secured hereby either in lien or in distribution out of the proceeds of any judicial sale; and Mortgagor shall produce or cause to be produced to Mortgagee not later than such dates receipts for the payment thereof. If no Event of Default or no event which would be an Event of Default with the passage of time or giving of notice has occurred and Mortgagor shall in good faith and by appropriate legal action contest the validity of any such item, or the amount thereof, and Mortgagor shall have established on its books or by deposit of cash with Mortgagee, as Mortgagee may elect, a reserve for the payment thereof in such amount as Mortgagee may require (including any interest and penalties which may be payable in connection therewith), then Mortgagor shall not be required to pay the item or to produce the required receipts while the reserve is maintained and so long as the contest operates to prevent collection is maintained and prosecuted with diligence, and shall not have been terminated or discontinued adversely to Mortgagor. Further, Mortgagor will not apply, or be permitted to apply for or claim, any deduction, by reason or this Mortgage, from the taxable value of all or any part of the Mortgaged Property. It is expressly agreed that no credit shall be claimed or allowed on the principal or interest payable under the Note because of any taxes or other charges paid.

7.           Funds for Taxes and Insurance. (a) Mortgagor shall pay to Mortgagee a sum equal to (i) the amount of the next installment of taxes and assessments levied or assessed against the Property, and/or (ii) upon an Event of Default, the premiums which will next become due on the insurance policies required by this Mortgage, all in amounts as estimated by Mortgagee, plus any reasonable reserves required by Mortgagee less all sums already paid therefore or deposited with Mortgagee for the payment thereof, divided by the number of payments to become due before one (1) month prior to the date when such taxes and assessments and/or premiums, as applicable, will become due, such sums to be held by Mortgagee to pay the same when due. If such escrow funds are not sufficient to pay such taxes and assessments and/or insurance premiums, as applicable, as the same become due, Mortgagor shall pay to Mortgagee, upon request, such additional amounts as Mortgagee shall estimate to be sufficient to make up any deficiency. No amount paid to Mortgagee hereunder shall be deemed to be trust funds but may be commingled with general funds of Mortgagee and no interest shall be payable thereon. Upon the occurrence of an Event of Default, Mortgagee shall have the right, at its sole discretion, to apply any amounts so held against the indebtedness secured hereby. If requested by Mortgagee, the Mortgagor shall provide to the Mortgagee, within 30 days of the end of each fiscal year of the Mortgagor, evidence, in form and substance satisfactory to the Mortgagee, of payment of the insurance premiums and taxes described in Sections 5 and 6 hereof.

(b)           Upon payment in full of all sums secured by this Mortgage, Mortgagee shall promptly refund to Mortgagor any funds held by Mortgagee. If under any paragraph hereof the Mortgaged Property is acquired by Mortgagee, Mortgagee shall apply, no later than immediately prior to the sale of the Mortgaged Property or upon its acquisition by Mortgagee, any Funds held by Mortgagee at the time of application as a credit against the sums secured by this Mortgage.

8.           Documentary and Other Stamps. If at any time the United States, the State in which the Mortgaged Property is located or any political subdivision thereof, or any department or bureau of any of the foregoing shall require documentary, revenue or other stamps on the Note or this Mortgage or any other Loan Document, Mortgagor shall be responsible to pay for them together with any interest or penalties payable thereon.

9.           Other Taxes. If any law or ordinance now or hereafter imposes a tax directly or indirectly on Mortgagee with respect to the Mortgaged Property, the value of Mortgagor’s equity therein, or the indebtedness evidenced by the Note or any other Loan Document and secured by this Mortgage, Mortgagor shall promptly pay such tax. If Mortgagor fails to cause such tax to be paid or if Mortgagor is not lawfully permitted to pay such tax, Mortgagee, at its election, shall have the right at any time to give Mortgagor written notice declaring that the principal debt, with interest and other appropriate charges, shall be due on a specified date not less than thirty (30) days thereafter, provided, however, that such election shall be ineffective if, prior to the specified date, Mortgagor lawfully pays that tax (in addition to all other payments required hereunder) and agrees to pay the tax whenever it becomes due and payable thereafter, which agreement shall then constitute a part of this Mortgage with interest at the Default Rate (as defined in the Note).

10.         Compliance With Laws and Regulations. Mortgagor shall comply in all material respects with all laws, ordinances, regulations and orders of all federal, state, municipal and other governmental authorities relating to the Mortgaged Property, subject to Mortgagor’s right to contest the same in accordance with and as permitted by law.

11.         Inspection. Mortgagee and any persons authorized by Mortgagee shall have the right at any time, upon reasonable notice to Mortgagor, and at any time upon an emergency, to enter the Mortgaged Property at a reasonable hour and to inspect and photograph its condition and state of repair.

12.         Declaration of No Set-Off. Within twenty (20) days after written request to do so by Mortgagee, but no more often than twice in any calendar year. Mortgagor shall certify to the best of its knowledge to Mortgagee or to any proposed assignee of this Mortgage, in a writing duly acknowledged, the amount of principal, interest other charges then owing on the obligation secured by this Mortgage and by prior liens, if any, and whether there are any set-offs or defenses against it or claims against Mortgagee.

13.         Required Notices. Mortgagor shall notify Mortgagee reasonably promptly of the occurrences of any of the following:

(A)           A fire or other casualty causing damage to the Mortgaged Property;

(B)           Receipt of notice of eminent domain proceedings or condemnation of all or any part of the Mortgaged Property;

(C)           Receipt of notice from any governmental authority relating to the structure, use or occupancy of the Mortgaged Property or any real property adjacent to the Mortgaged Property;

(D)           Receipt of any default or termination notice from any tenant of all or any portion of the Mortgaged Property;

(E)           Change in the occupancy or use of the Mortgaged Property;

(F)           Receipt of any default or acceleration notice from the holder of any lien or security interest in the Mortgaged Property; or

(G)           Commencement of any material litigation affecting the Mortgaged Property.

14.         Condemnation.

(A)         In the event of any condemnation or taking of any part of the Mortgaged Property by eminent domain, alteration of the grade of street, or other injury to or decrease in the value of the Mortgaged Property by any public or quasi-public authority or corporation, all proceeds (that is, the award or agreed compensation for the damages sustained) allocable to Mortgagor, after deducting therefrom all costs and expenses regardless of the particular nature thereof and whether incurred with or without suit), including reasonable attorney’s fees incurred by Mortgagor in connection with the collection of such proceeds, shall be deposited in the Escrow Account established under the Bond Agreement to be applied as provided in the Bond Agreement.

(B)         If prior to the receipt of such proceeds by Mortgagee, the Mortgaged Property shall have been sold on foreclosure of this Mortgage, Mortgagee shall have the right to receive the proceeds to the extent of:

(i)           The full amount of all such proceeds if Mortgagee is the successful purchaser at the foreclosure sale, or

(ii)          If anyone other than Mortgagee is the successful purchaser at the foreclosure sale, any deficiency (as herein defined) due to Mortgagee in connection with the foreclosure sale, with interest thereon at the Default Interest Rate, and reasonable counsel fees, costs and disbursements incurred by Mortgagee in connection with collection of such proceeds and the establishment of such deficiency. For purposes of this subparagraph 13(B)(ii), the word “deficiency” shall be deemed to mean the difference between (a) the net sale proceeds actually received by Mortgagee as a result of such foreclosure sale less any costs and expenses incurred by Mortgagee in connection with enforcement of its rights under the Note, this Mortgage and the other Loan Documents and (b) the aggregate amount of all sums which Mortgagee is entitled to collect under the Note, this Mortgage and the other Loan Documents.

(C)         In the case of a material condemnation of the Premises, if the proceeds of the initial award of damages for the condemnation or taking are insufficient to pay in full the indebtedness and all other amounts secured hereby, Mortgagee shall have the right to prosecute to final determination or settlement an appeal or other appropriate proceedings in the name of Mortgagee or Mortgagor, for which Mortgagee is hereby appointed irrevocably as attorney-in-fact for Mortgagor, which appointment is irrevocable. In that event, the expenses of the proceedings, including reasonable counsel fees, shall be paid first out of the proceeds, and only the excess, if any, paid to Mortgagee shall be credited against the amounts due under this Mortgage.

(D)         Nothing herein shall limit the rights otherwise available to Mortgagee, at law or in equity, including the right to intervene as a party in any condemnation proceedings.

15.         No Other Liens.

(A)         Without the prior written consent of Mortgagee, Mortgagor shall not create or cause or permit to exist any lien on or security interest in the Mortgaged Property, including any furniture, fixtures, appliances, equipment or other items of personal property which are intended to be or become part of the Mortgaged Property, except the lien created hereby and any other liens granted to or previously or hereafter approved by Mortgagee, including Permitted Encumbrances (as defined in the Bond Agreement).

(B)         Except as provided in (A) above, no lien or encumbrance of any type, whether voluntary or involuntary, shall be permitted to be filed or entered against the Mortgaged Property without the prior written consent of Mortgagee. If any such lien or encumbrance is filed or entered, Mortgagor shall have it removed of record within thirty (30) days after it is filed or entered.

(C)         Mortgagor shall have no right to permit the holder of any subordinate mortgage or other subordinate lien, whether or not consented to by Mortgagee, to terminate any lease of all or a portion of the Mortgaged Property whether or not such lease is subordinate (whether by law or the terms of such lease or other agreement) to the lien of this Mortgage without first obtaining the prior written consent of Mortgagee. The holder of the subordinate mortgage or other subordinate lien shall have no such right, whether by foreclosure of its mortgage or lien or otherwise, to terminate any such lease, whether or not permitted to be so by Mortgagor or as a matter of law, and any such attempt to terminate any such lease shall be ineffective and void without first obtaining the prior written consent of Mortgagee.

16.         No Transfer. Except in accordance with the Bond Agreement, without the prior written consent of Mortgagee, Mortgagor will not cause or permit, to the extent it may do so, (i) any transfer of title to or beneficial interest in the Mortgaged Property or any part thereof or (ii) any transfer of an interest by any person holding any part of the title or beneficial interest in or to the Mortgaged Property which will cause the ownership or controlling interest in the legal or beneficial owner of the Mortgaged Property to be different from that in effect on the date hereof; provided that the consent of the Purchaser is not required for any change in ownership of the Mortgagor pursuant to a bona fide estate plan of any member of the Mortgagor to immediate family members. Any consent of Mortgagee with respect to this paragraph shall pertain to the referenced transfer only and shall not constitute, or obligate Mortgagee to approve, any further transfer or relieve any person of any liability hereunder or under the Note or any other Loan Document. Any violation of or failure to comply with the provisions of this paragraph shall constitute an immediate Event of Default hereunder, anything herein to the contrary notwithstanding.

17.         Right to Remedy Defaults. If, after the expiration of applicable notice and grace periods, Mortgagor should fail to perform or cause to be performed any of the terms, agreements or conditions of Mortgagor in this Mortgage, Mortgagee, at its election and without notice to Mortgagor, shall have the right to make any payment or expenditure and to take any action which Mortgagor should have made or taken, or which Mortgagee deems advisable to protect the security of this Mortgage or the Mortgaged Property, without prejudice to any of Mortgagee’s rights or remedies available hereunder or otherwise, at law or in equity. All such sums, as well as costs, advanced by Mortgagee pursuant to this Mortgage shall be due immediately from Mortgagor to Mortgagee, shall be secured hereby and the lien therefor shall relate back to the date of this Mortgage, and shall bear interest from the date of payment by Mortgagee until the day of repayment at the rates equal to the Default Rates provided in the Note.

18.         Events of Default. Each of the Events of Default, as defined in the Bond Agreement, shall constitute an event of default (“Event of Default”) hereunder.

19.         Remedies.

(A)         Upon the occurrence of any Event of Default, the entire unpaid principal balance due under the Note and all accrued interest due under the Note and all other sums secured by this Mortgage shall become immediately due and payable, at the option of Mortgagee, without notice or demand and Mortgagee may at its option do one or more of the following:

(i)           Foreclosure: Mortgagee may institute an action of mortgage foreclosure against the Mortgaged Property, or take such other action at law or in equity for the enforcement of this Mortgage and realization on the mortgage security or any other security herein or elsewhere provided for, as the law may allow, and may proceed therein to final judgment and execution for the entire unpaid principal balance of the Note and/or the Other Obligations, with interest at the respective rate stipulated in the Authority Note or in the promissory note(s) evidencing the Other Obligations, together with all other sums due to Mortgagee in accordance with the provisions of the Note and this Mortgage and/or the Other Obligations, including all sums which may have been loaned by Mortgagee to Mortgagor after the date of this Mortgage, and all sums which may have been advanced by Mortgagee for insurance, taxes, water or sewer rents, charges or claims, payments on prior liens or repairs to the Mortgaged Property, all costs of suit, together with interest at the maximum legal rate then pertaining on any judgment obtained by Mortgagee from and after the date of said judgment until actual payment is made of the full amount due to Mortgagee, and a reasonable attorneys’ fee for collection together with reimbursement for all out of pocket expenses.

(ii)          Possession and Assignment of Rents: Mortgagee may enter into possession of the Mortgaged Property, with or without legal action, collect from tenants all rentals then due or to become due (which rents shall also include sums payable for use and occupation) and, after deducting all costs of collection and administration expenses, apply the net rentals to any or all of the following in such order and amounts as Mortgagee, in Mortgagor’s sole discretion, may elect: to the payment of any sums due for insurance premiums, taxes, water and sewer rents, charges and claims and all other carrying charges, and to the maintenance, repair or restoration of the Mortgaged Property, and on account and in reduction of the principal, interest or any other sums hereby secured. In and for that purpose, Mortgagor hereby assigns to Mortgagee all rentals due and to become due under any lease or leases or rights to use and occupation of the Mortgaged Property presently or hereafter created, as well as all rights and remedies provided in such lease or leases or at law or in equity for the collection of the rentals. Mortgagee shall have the right for the same default or any subsequent default to bring one or more actions to recover possession of the Mortgaged Property. Mortgagee may bring such action before or after a Sheriff’s sale or judicial sale or other foreclosure sale of the Mortgaged Property in which Mortgagee is the successful bidder.

Mortgagee may seek possession of the Mortgaged Property before or after (i) the institution of foreclosure proceedings under this Mortgage; (ii) the entry of judgment thereunder or under the Note and/or the Other Obligations or (iii) a Sheriff’s sale of any part of the Mortgaged Property in which Mortgagee is the successful bidder, it being the understanding of the parties that the authorization to pursue such proceedings for obtaining possession is an essential part of the remedies for enforcement of the Mortgage, the Note and the other Loan Documents, and shall survive any execution sale to Mortgagee. If, for any reason after such action has been commenced, it shall be discontinued, or possession of the Mortgaged Property shall remain in or be restored to Mortgagor, Mortgagee shall have the right for the same default or any subsequent default to bring one or more further amicable actions as above provided to recover possession of the Mortgaged Property.

(iii)         Receiver: Mortgagee may apply for, and as a matter of right, without consideration for the value of the Mortgaged Property, or for the solvency of any person, firm, or corporation obligated for the payment of the amount due, shall be entitled to the appointment by any competent court or tribunal, without prior demand or notice to any party, of a receiver of rents and profits and rental value of the Mortgaged Property, with power to take possession of the Mortgaged Property, including possession from Mortgagor if in possession and occupying any portion of the Mortgaged Property, and in the latter case to require Mortgagor, as a condition of remaining in possession and occupation to pay the reasonable rental value for the use and occupation thereof with further power to lease and repair the Mortgaged Property and to renovate same if Mortgagee reasonably deems renovation necessary and with such other powers as may be deemed necessary. Such receiver, after deducting all proper charges and expenses shall each month pay over to Mortgagee the residue of said rents and profits and rental value to be applied by Mortgagee to the payment of the amount remaining secured hereby or to any deficiency (whether or not any judgment therefor may be entered and irrespective of the market value of the Mortgaged Property) which may exist in the event of foreclosure by sale after applying the proceeds of the sale of the Mortgaged Property or the payment of the amount due, including interest, costs and expenses of such foreclosure and sale, or in the event of strict foreclosure to the payment of any deficiency existing thereunder. A receiver while in possession of the Mortgaged Property shall have the right to make repairs and to make improvements necessary or advisable in its reasonable opinion to preserve the Mortgaged Property or make and keep it rentable to the best advantage and the Mortgagee may advance moneys to a receiver for such purpose. Any monies so expended or advanced by Mortgagee or by a receiver shall be repaid so far as possible out of the rents collected after payment of other expenses properly chargeable against said rents, and any unpaid balance of monies so advanced or expended shall be added to and become part of the debt secured by this Mortgage.

(B)         Upon the occurrence and continuance of any Event of Default, the Mortgagee shall have all of the remedies of a Secured Party under all applicable laws including the Uniform Commercial Code, including without limitation the right and power to sell, or otherwise dispose of, the collateral, or any part thereof, and for that purpose may take immediate and exclusive possession of the collateral, or any part thereof, and with or without judicial process, enter upon any property on which the collateral, or any part thereof, may be situated and remove the same therefrom without being deemed guilty of trespass and without liability for damages thereby occasioned, or at Mortgagee’s option, Mortgagor shall assemble the collateral and make it available to the Mortgagee at the place and at the time designated in the demand. Mortgagee shall have the right, from time to time, to bring an appropriate action to recover any sums required to be paid by Mortgagor under the terms of this Mortgage, as they become due, without regard to whether or not the principal indebtedness or any other sums secured by the Note or this Mortgage shall be due, and without prejudice to the right of Mortgagee thereafter to bring an action of mortgage foreclosure, or any other action, for any default by Mortgagor existing at the time the earlier action is commenced.

(C)         Upon any sale made under or by virtue of this Section, whether made under the power of sale herein granted or under or by virtue of judicial proceedings or of a judgment or decree of foreclosure and sale, the Mortgagee may bid for and acquire the Mortgaged Property or any part thereof and in lieu of paying cash therefor may make settlement for the purchase price by crediting upon the indebtedness of the Mortgagor secured by this Mortgage the net sales price after deducting therefrom the expenses of the sale and the cost of the action and any other sums which the Mortgagee is authorized to deduct under this Mortgage. The Mortgagee, upon so acquiring the Mortgaged Property, or any part thereof shall be entitled to hold, lease, rent, operate, manage and sell the same in any manner permitted by applicable laws.

(D)         The purchase money, proceeds or avails of any sale made under or by virtue of this Section, together with any other sums which then may be held by the Mortgagee under this Mortgage, whether under the provisions of this Section or otherwise, shall, to the extend permitted by law, be applied as follows:

FIRST: To the payment of the costs and expenses of such sale and of any judicial proceedings wherein the same shall be made, including reasonable compensation to the Mortgagee, its agents and counsel, and all the expenses, liabilities and advances made or incurred by the Mortgagee under this Mortgage, together with interest at the respective Default Rates set forth in the Note or the promissory note(s) evidencing the Other Obligations, as applicable on all advances made by the Mortgagee including all taxes or assessments, except taxes, assessments and other charges subject to which the Mortgaged Property shall have been sold.

SECOND: To the payment of any other sums required to be paid by the Mortgagor pursuant to any provisions of this Mortgage, the Bond Agreement, the Authority Note, on a pro rata basis, or any loan document executed in connection with the Other Obligations.

THIRD: To the payment of the whole amount then due, owing or unpaid upon the Note and the other Obligations for principal and interest, with interest on the unpaid principal at the respective Default Rates set forth in the Note on a pro rata basis or the promissory note(s) evidencing the Other Obligations, as applicable, from and after the happening of any Event of Default until the same is paid.

FOURTH: To the payment of any other sums required to be paid by the Mortgagor pursuant to any provisions of any loan document executed in connection with the Other Obligations.

FIFTH: To the payment of the whole amount then due, owing or unpaid upon the promissory note(s) evidencing the Other Obligations, as applicable, from and after the happening of any Event of Default until the same is paid.

SIXTH: To the payment of the surplus, if any, to whomever may be lawfully entitled to receive the same.

(E)           Mortgagee may exercise all of the rights and remedies provided in this Mortgage or the Note or any other Loan Document, or which may be available to Mortgagee by law, and all such rights and remedies may be cumulative and concurrent and may be pursued singly, successively or together, at Mortgagee’s sole discretion, and may be exercised as often as occasion therefor shall occur. Any real estate sold pursuant to any writ of execution issued on a judgment obtained by virtue of the obligation or this Mortgage, or pursuant to any other judicial proceedings under the Mortgage, may be sold in one parcel, as an entirety, or in such parcels, and in such manner or order as Mortgagee, in its sole discretion, may elect. Any failure by Mortgagee to insist upon strict performance by Mortgagor of the Note, this Mortgage, the Bond Agreement or any other Loan Document shall not be deemed to be a waiver thereof, and Mortgagee shall have the right thereafter to insist upon strict performance by Mortgagor. Any waiver by Mortgagee of any breach by Mortgagor of any term, covenant, agreement or condition contained herein shall not be valid unless in writing signed by an officer of Mortgagee, and such waiver shall not affect the right of Mortgagee thereafter to exercise all rights or remedies set forth herein or available at law or in equity on account of a subsequent Event of Default hereunder.

(F)           Mortgagee shall have the right to set off all or any part of any amount due by Mortgagor to Mortgagee under the Note, this Mortgage or otherwise, against any indebtedness, liabilities or obligations owing by Mortgagee for any reason and in any capacity to Mortgagor with respect to the Mortgaged Property, including any obligation to disburse to Mortgagor or its assignee any funds or other property on deposit with or otherwise in the possession, control or custody of Mortgagee.

20.         Rights and Remedies Cumulative.

(A)           The rights and remedies of Mortgagee as provided in this Mortgage, in the Note and related Loan Documents or contained therein shall be cumulative and concurrent; may be pursued separately, successively or together against Mortgagor or against the Mortgaged Property, or both, at the sole discretion of Mortgagee, and may be exercised as often as occasion therefor shall arise. The failure to exercise any such right or remedy shall in no event be construed as a waiver or release thereof.

(B)           Any failure by Mortgagee to insist upon strict performance by Mortgagor of any of the terms and provisions of this Mortgage, the Bond Agreement, the Note or the other Loan Documents shall not be deemed to be a waiver of any of the terms or provisions of the Mortgage, the Note or the other Loan Documents and Mortgagee shall have the right thereafter to insist upon strict performance by Mortgagor of any and all of it.

(C)           Neither Mortgagor nor any other person now or hereafter obligated for payment of all or any part of the sums now or hereafter secured by this Mortgage shall be relieved of such obligation by reason of the failure of Mortgagee to comply with any request of Mortgagor or of any other person so obligated to take action to foreclose on this Mortgage or otherwise enforce any provisions of this Mortgage, the Bond Agreement, the Note or the other Loan Documents or by reason of the release, regardless of consideration, of all or any part of the security held for the indebtedness secured by this Mortgage, or by reason of the Mortgagee extending the time of payment or modifying the terms of this Mortgage; and in the latter event Mortgagor and all such other persons shall continue to be liable to make payments according to the terms of any such extensions or modification agreement, unless expressly released and discharged in writing by Mortgagee.

(D)          Mortgagee may release, regardless of consideration, any part of the security held for the indebtedness secured by this Mortgage without, as to the remainder of the security, in any way impairing or affecting the lien of this Mortgage or its priority over any subordinate lien.

(E)           For payment of the indebtedness secured hereby, Mortgagee may resort to any other security therefor held by Mortgagee in such order and manner as Mortgagee may elect, except as otherwise provided in any related loan documents.

21.         Mortgagor’s Waivers. Mortgagor hereby waives and releases, to the extent permitted by law:

(A)          All procedural errors, defects and imperfections in any proceeding instituted by Mortgagee under the Note, this Mortgage or any other Loan Document.

(B)           All benefits that might accrue to Mortgagor by virtue of any present or future law exempting the Mortgaged Property, or any part of the proceeds arising from any sale thereof, from attachment, levy or sale or execution or providing for any stay of execution, exemption from civil process or extension of time for payment.

(C)           Unless specifically required herein or in any other agreement of Mortgagee delivered in connection herewith, all notices of Mortgagor’s default or of Mortgagee’s election to exercise or Mortgagee’s actual exercise of, any option under the Note, this Mortgage or any other Loan Document.

22.         Counsel Fees. If Mortgagee becomes a party to any suit or proceeding affecting the Mortgaged Property or title therein, the lien created by this Mortgage or Mortgagee’s interest therein, or if Mortgagee engages counsel to collect any of the indebtedness or to enforce the performance of the agreements, conditions, covenants, provisions or stipulations of this Mortgage or the Note or any other Loan Document, Mortgagee’s costs, expenses and reasonable counsel fees, whether or not suit is instituted, shall be paid to Mortgagee by Mortgagor, on demand, with interest at the applicable Default Rate, until paid, they shall be deemed to be part of the indebtedness evidenced by the Note and secured by this Mortgage.

23.         Further Assurances. Mortgagor will execute and deliver such further instruments and perform such further acts as may be reasonably requested by Mortgagee, from time to time, to confirm the provisions of this Mortgage or any other Loan Document, to carry out more effectively the purposes of this Mortgage, the Note or any other Loan Document, or to confirm the priority of the lien created by this Mortgage on any property, rights or interest encumbered or intended to be encumbered by the lien of this Mortgage or the other documents accompanying the Note or any other Loan Document. Mortgagor shall pay all costs of recording, filing, refiling and acknowledging such documents in such public offices as Mortgagee may require.

24.         Release and/or Modification. From time to time without affecting the obligation of Mortgagor or Mortgagor’s successors or assigns to pay the sum secured by this Mortgage and to observe the covenants of Mortgagor contained herein, without affecting the validity of the guaranty of any person, corporation, partnership or other entity for payment of the indebtedness secured hereby and without affecting the lien or priority of the lien hereof on the Mortgaged Property, Mortgagee may, at Mortgagee’s option without giving notice to any of the Guarantors, and without liability on Mortgagee’s part, release all or any part of the Mortgaged Property, take or release any other security, change the interest rate, change the due date or modify other terms and conditions of this Mortgage, the Note or any other Loan Document and subject to the provisions of N.J.S.A. 46:9-8.1 et seq., increase the principal amount of, or a substitution in the collateral for, the loans evidenced by the Note or other Obligations. The priority of the lien of this Mortgage shall not be affected by the fact that there may not have been any outstanding indebtedness at some time or times during the term hereof.

25.         Severability and Savings Clauses. If any provision of this Mortgage is held to be invalid or unenforceable by a court of competent jurisdiction, the other provisions of this Mortgage shall remain in full force and effect and shall be liberally construed in favor of Mortgagee in order to effect the provisions of this Mortgage. In addition, in no event shall the rates of interest under the Note or the Other Obligations exceed the maximum rate of interest permitted to be charged by applicable law (including the choice of law rules) and any interest paid in excess of the permitted rate shall be refunded to Mortgagor. Such refund shall be made by application of the excessive amount of interest paid against any sums outstanding under the Note or the Other Obligations and shall be applied in such order as Mortgagee may determine. If the excessive amount of interest paid exceeds the sums outstanding under the Note, the portion exceeding the said sums outstanding under the Note or the Other Obligations shall be refunded in cash by Mortgagee. Any such crediting or refund shall not cure or waive any default by Mortgagor hereunder or under the Note or any Other Loan Document. Mortgagor agrees, however, that in determining whether or not any interest payable under the Note, this Mortgage or any Other Loan Document exceeds the highest rate permitted by law, any nonprincipal payment (except payments specifically stated in the Note or any Other Loan Document to be “interest”), including, without limitation, prepayment premiums and late charges, shall be deemed, to the extent permitted by law, to be an expense, fee or premium rather than interest,

26.         Notices. All notices consents, approvals or other communications given hereunder shall be in writing and delivered by personal hand delivery, sent by nationally recognized overnight carrier or mailed by certified mail, return receipt requested, addressed as follows and deemed to be delivered on the day of hand delivery to the person set forth below, the business day after pick up by nationally recognized overnight courier or on the third business day following the date of deposit in the mail:

If to Mortgagee:	New Jersey Economic Development Authority
36 West State Street
PO Box 990
Trenton, New Jersey 08625
Attn: Director of Program Services

If to Mortgagor:	PCT Allendale, LLC
21 Main Street
Hackensack, New Jersey 07601
Attn: Jerry Miano, Controller

If to the Bank	Commerce Bank/North
1100 Lake Street
Ramsey, New Jersey 07446
Attn: Charles M. Ponti, Regional Vice President

27.         Covenant Running With The Land. Any act or agreement to be done or performed by Mortgagor shall be construed as a covenant running with the land and shall be binding upon Mortgagor and its successors and assigns as if they had executed such agreement (including, without limitation, any buyer of the Mortgaged Property).

28.         Amendment. This Mortgage shall not be modified or amended, except by agreement, in writing, signed by the party against whom enforcement of the modification is sought.

29.         Construction of Mortgage. The laws of New Jersey shall govern the construction of this Mortgage and the rights, remedies, warranties, representations, covenants, and provisions hereof without regard to the principles of conflict of laws. If any provision in this Mortgage is inconsistent with the Bond Agreement, the Bond Agreement shall control.

30.         Definitions. Whenever used in this Mortgage, unless the context clearly indicates a contrary intent:

(A)           The word “Mortgagor” shall mean PCT Allendale, LLC, any subsequent owner (beneficially or of record, including, without limitation, any installment buyer) of the Mortgaged Property and its respective successors and assigns.

(B)           The word “Mortgagee” shall mean the New Jersey Economic Development Authority and Commerce Bank/North.

(C)           The term “Guarantor” shall mean Progenitor Cell Therapy, L.L.C.

(D)           The word “person” shall include an individual, corporation, partnership, limited liability company, limited liability partnership or unincorporated association.

(E)           The use of any gender shall include all genders.

(F)           The singular number shall include the plural and the plural number shall include the singular as the context may require.

(G)           If Mortgagor is more than one person, all agreements, conditions, covenants, provisions, stipulations, warrants of attorney, authorizations, waivers, releases, options, undertakings, rights and benefits made or given by Mortgagor shall be joint and several, and shall bind and affect all persons who are defined as “Mortgagor” as fully as though all of them were specifically named herein wherever the word Mortgagor is used.

31.         Captions. The captions preceding the text of the paragraphs or subparagraphs of this Mortgage are inserted only for convenience of reference and shall not constitute a part of this Mortgage nor shall they in any way affect its meaning, construction or effect.

32.         Terms of Loan Commitment. Reference is made to a certain loan Commitment Letter dated August 15, 2007 and all subsequent amendments thereto, if any, the terms and provisions of which commitment are incorporated herein by reference as if set forth at length. In the event of a conflict or inconsistency between terms and provisions set forth herein and those set forth in the Commitment Letter, the terms and provisions set forth herein shall be deemed to control and prevail.

33.         Environmental Provisions.

(a)           For the purposes of this paragraph the following terms shall have the following meanings: (i) the term “Hazardous Material” shall mean any material or substance that, whether by its nature or use, is now or hereafter defined or regulated as a hazardous waste, hazardous substance, pollutant or contaminant under any Environmental Requirement, or which is toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic or otherwise hazardous or which is or contains petroleum, gasoline, diesel fuel, another petroleum hydrocarbon product, asbestos, asbestos-containing materials or polychlorinated biphenyls, (ii) the “Environmental Requirements” shall collectively mean all applicable present and future laws, statutes, common law, ordinances, rules, regulations, orders, codes, licenses, permits, decrees, judgments, directives or the equivalent of or by any Governmental Authority and relating to or addressing the protection of the environment or human health, and (iii) the term “Governmental Authority” shall mean the Federal government, or any state or other political subdivision thereof, or any agency, court or body of the Federal government, any state or other political subdivision thereof, exercising executive, legislative, judicial, regulatory or administrative functions and having jurisdiction.

(b)           The Mortgagor hereby represents and warrants to the Mortgagee that, to the best of Mortgagor’s knowledge: (i) no Hazardous Material is currently located at, on, in, under or about the Mortgaged Property, in any manner which violates any Environmental Requirement, or which requires cleanup or corrective action of any kind under any Environmental Requirement, (ii) no releasing, emitting, discharging, leaching, dumping, disposing or transporting of any Hazardous Material from the Mortgaged Property onto any other property or from any other property onto or into the Mortgaged Property has occurred or is occurring in violation of any Environmental Requirement, (iii) no notice of violation, non-compliance, liability or potential liability, lien, complaint, suit, order or other notice with respect to the Mortgaged Property is presently outstanding under any Environmental Requirement, nor does the Mortgagor have knowledge or reason to believe that any such notice will be received or is being threatened, and (iv) the Mortgaged Property and the operation thereof are in compliance in all material respects with all Environmental Requirements.

(c)           Subject to the Mortgagor’s right to contest any action by a Governmental Authority by appropriate means, the Mortgagor shall comply, and shall cause all tenants or other occupants of the Mortgaged Property to comply, in all material respects with all Environmental Requirements, and will not generate, store, handle, process, dispose of or otherwise use, and will not permit any tenant or other occupant of the Mortgaged Property to generate, store, handle, process, dispose of or otherwise use, Hazardous Materials at, in, on, or about the Mortgaged Property in a manner that violates any Environmental Requirement. The Mortgagor shall notify the Mortgagee promptly in the event of any spill or other release of any Hazardous Material at, in, on, under or about the Mortgaged Property which is required to be reported to a Governmental Authority under any Environmental Requirement, will promptly forward to the Mortgagee copies of any notices received by the Mortgagor relating to alleged violations of any Environmental Requirement or any potential liability under any Environmental Requirement and will promptly pay when due any fine or assessment against the Mortgagee, the Mortgagor or the Mortgaged Property relating to any Environmental Requirement. If at any time it is it is determined that the operation or use of the Mortgaged Property violates any applicable Environmental Requirement or that there are Hazardous Materials located at, in, on, under or about the Mortgaged Property violates any applicable Environmental Requirement or that there are Hazardous Materials located at, in, on, under or about the Mortgaged Property which, under any Environmental Requirement, require special handling in collection, storage, treatment or disposal, or any form of cleanup or corrective action, the Mortgagor shall, within thirty (30) days after receipt of notice thereof from any Governmental Authority or from the Mortgagee, take, at the Mortgagor’s sole cost and expense, such actions as may be necessary to fully comply in all respects with all Environmental Requirements, provided, however, that if such compliance cannot reasonably be completed within such thirty (30) day period, the Mortgagor shall commence such necessary action within such thirty (30) day period and shall thereafter diligently and expeditiously proceed to comply in all material respects and in a timely fashion with all Environmental Requirements.

(d)           If the Mortgagor fails to timely take, or to diligently and expeditiously proceed to complete in a timely fashion, any such action described in clause (c) above, the Mortgagee may, in its sole and absolute discretion, make advances or payments toward the performance or satisfaction of the same, but shall in no event be under any obligation to do so. All sums so advanced or paid by the Mortgagee (including, without limitation, counsel and consultant fees and expenses, investigation and laboratory fees and expenses, and fines or other penalty payments) and all sums advanced or paid in connection with any judicial or administrative investigation or proceeding relating thereto, will immediately, upon demand, become due and payable from the Mortgagor and shall bear interest at the Default Rate from the date any such sums are so advanced or paid by the Mortgagee until the date any such sums are repaid by the Mortgagor to the Mortgagee. The Mortgagor will execute and deliver, promptly upon request, such instruments as the Mortgagee may deem useful or necessary to permit the Mortgagee to take any such action, and such additional notes and mortgages, as the Mortgagee may require to secure all sums so advanced or paid by the Mortgagee. If a lien is filed against the Mortgaged Property by any Governmental Authority resulting from the need to expend or the actual expending of monies arising from an action or omission, whether intentional or unintentional, of the Mortgagor or for which the Mortgagor is responsible, resulting in the releasing, spilling, leaking, leaching, pumping, emitting, pouring, emptying or dumping of any Hazardous Material into the waters or onto land located within or without the State where the Mortgaged Property is located, then the Mortgagor will, within thirty (30) days from the date that the Mortgagor is first given notice that such lien has been placed against the Mortgaged Property (or within such shorter period of time as may be specified by the Mortgagee if such Governmental Authority has commenced steps to cause the Mortgaged Property to be sold pursuant to such lien), either (a) pay the claim and remove the lien, or (b) furnish a cash deposit, bond, or such other security with respect thereto as is satisfactory in all respects to the Mortgagee and is sufficient to effect a complete discharge of such lien on the Mortgaged Property.

(e)           The Mortgagee may, at its option, if the Mortgagee reasonably believes that a Hazardous Material or other environmental condition violates or threatens to violate any Environmental Requirement, cause an environmental audit of the Mortgaged Property or portions thereof to be conducted to confirm the Mortgagor’s compliance with the provisions of this paragraph 33, and the Mortgagor shall cooperate in all reasonable ways with the Mortgagee in connection with any such audit. If such audit discloses that a violation of or a liability under an Environmental Requirement exists or if such audit was required or prescribed by law, regulation or Governmental Authority, the Mortgagor shall pay all costs and expenses incurred in connection with such audit; otherwise, the costs and expenses of such audit shall, notwithstanding anything to the contrary set forth in this paragraph 33, be paid by the Mortgagee.

(f)           If this Mortgage is foreclosed, or if the Mortgaged Property is sold pursuant to the provisions of this Mortgage, or if the Mortgagor tenders a deed or assignment in lieu of foreclosure or sale, the Mortgagor shall deliver the Mortgaged Property to the purchaser at foreclosure or sale or to the Mortgagee, its nominee, or wholly-owned subsidiary, as the case may be, in a condition that complies in all material respects with all Environmental Requirements.

(g)           Notwithstanding the waiver, if any, by the Mortgagee of compliance by the Mortgagor with any Environmental Law or other requirement under this Mortgage, the Mortgagor will defend, indemnify, and hold harmless the Mortgagee, its co-lenders, participants, employees, agents, officers, and directors, from and against any and all claims, demands, penalties, causes of action, fines, liabilities, settlements, damages, costs, or expenses of whatever kind or nature, known or unknown, foreseen or unforeseen, contingent or otherwise (including, without limitation, reasonable counsel and consultant fees and expenses, investigation and laboratory fees and expenses, court costs, and litigation expenses) arising out of, or in any way related to, (i) any breach by the Mortgagor of any of the provisions of this paragraph 33, (ii) the presence, disposal, spillage, discharge, emission, leakage, release, or threatened release of any Hazardous Material which is at, in, on, under, about, from or affecting the Mortgaged Property, including, without limitation, any damage or injury resulting from any such Hazardous Material to or affecting the Mortgaged Property or the soil, water, air, vegetation, buildings, personal property, persons or animals located on the Mortgaged Property or on any other property or otherwise, (iii) any personal injury (including wrongful death) or property damage (real or personal) arising out of or related to any such Hazardous Material, (iv) any lawsuit brought or threatened, settlement reached, or order or directive of or by any Governmental Authority relating to such Hazardous Material, or (v) any violation of any Environmental Requirement or any policy or requirement of the Mortgagee hereunder. The aforesaid indemnification shall, notwithstanding any exculpatory or other provision of any other document or instrument now or hereafter executed and delivered in connection with the loans evidenced by the Note and secured by this Mortgage, constitute the personal recourse undertakings, obligations and liabilities of the Mortgagor.

(h)           The obligations and liabilities of the Mortgagor under this paragraph 33 shall survive and continue in full force and effect and shall not be terminated, discharged or released, in whole or in part, irrespective of whether the indebtedness evidenced by the Note and/or Other Obligations have been paid in full and irrespective of any foreclosure of this Mortgage, sale of the Mortgaged Property pursuant to the provisions of this Mortgage or acceptance by the Mortgagee, its nominee or affiliate of a deed or assignment in lieu of foreclosure or sale and irrespective of any other fact or circumstance of any nature whatsoever.

34.         Security Agreement. This Mortgage constitutes both a real property mortgage and a “security agreement,” within the meaning of the Uniform Commercial Code, and the Mortgaged Property includes both real and personal property and all other rights and interest, whether tangible or intangible in nature, of the Mortgagor in the Mortgaged Property. The Mortgagor by executing and delivering this Mortgage has granted to the Mortgagee, as security for the indebtedness evidenced by the Note and the Other Obligations, a security interest in the Mortgaged Property. If the Mortgagor shall default under the Note or this Mortgage, the Mortgagee, in addition to any other rights and remedies which it may have, shall have and may exercise immediately and without demand, any and all rights and remedies granted to a secured party upon default under the Uniform Commercial Code, including, without limiting the generality of the foregoing, the right to take possession of the Fixtures or any part thereof, and to take such other measures as the Mortgagee may deem necessary for the care, protection and preservation of the Fixtures. The Mortgagor shall pay to the Mortgagee on demand any and all expenses, including reasonable legal expenses and attorneys’ fees, incurred or paid by the Mortgagee in protecting its interest in the Fixtures and in enforcing its rights hereunder with respect to the Fixtures. Any notice of sale, disposition or other intended action by the Mortgagee with respect to the Fixtures sent to the Mortgagor in accordance with the provisions of this Mortgage at least seven (7) days prior to the date of any such sale, disposition or other action, shall constitute reasonable notice to the Mortgagor, and the method of sale or disposition or other intended action set forth or specified in such notice shall conclusively be deemed to be commercially reasonable within the meaning of the Uniform Commercial Code unless objected to in writing by the Mortgagor within five (5) days after receipt by the Mortgagor of such notice. The proceeds of any sale or disposition of the Fixtures, or any part thereof, may be applied by the Mortgagee to the payment of the indebtedness evidenced by the Note and the Other Obligations, in such order, priority and proportions as the Mortgagee in its discretion shall deem proper to the extent permitted by law. If any change shall occur in the Mortgagor’s name, the Mortgagor shall promptly cause to be filed at its own expense, new financing statements as required under the Uniform Commercial Code to replace those on file in favor of the Mortgagee.

MORTGAGOR HEREBY DECLARES AND ACKNOWLEDGES THAT IT HAS RECEIVED, WITHOUT CHARGE, A TRUE COPY OF THIS MORTGAGE AND SECURITY AGREEMENT.

[The remainder of this page intentionally left blank. Signatures to follow.]

IN WITNESS WHEREOF, Mortgagor has duly executed this Mortgage under seal the day and year first above written.

WITNESS:	PCT ALLENDALE, LLC

/s/ Daniel R. Lewis Esq.	By:	/s/ George S. Goldberger
Daniel R. Lewis, Esq.		George S. Goldberger Managing Member

ACKNOWLEDGEMENT

STATE OF NEW JERSEY	:
: SS.:
COUNTY OF ESSEX	:

BE IT REMEMBERED that on this 31st day of October, 2007, before me, the subscriber, an Attorney-at-Law of New Jersey, and I hereby certify that I am such an Attorney-at-Law as witness my hand, personally appeared George S. Goldberger, Managing Member of PCT ALLENDALE, LLC, who, I am satisfied is the person who executed the foregoing Mortgage and Security Agreement and on behalf of said limited liability company, and who thereupon acknowledged that he signed and delivered said Instrument as the voluntary act and deed of said limited liability company.

/s/ Daniel R. Lewis
Daniel R. Lewis
Attorney-at-Law of New Jersey

SCHEDULE A

Legal Description of the Property

All that certain Lot, piece or parcel of land, with the buildings and improvements thereon erected, situate, lying and being in the Borough of Allendale, County of Bergen, State of New Jersey:

Tract I

Being Known and designated as Unit A in Four Pearl Court Condominium, a condominium, together with an undivided 25.3% interest in the Common elements appurtenant thereto, in accordance with and subject to the terms, conditions, easements, covenants, restrictions, limitations and other provisions as set forth in the Master Deed for Four Pearl Court Condominium, about to be recorded in the Office of the Bergen County Clerk/Register, as same may now or hereafter be lawfully amended.

Tract II

Being Known and designated as Unit No. B in Four Pearl Court Condominium, a condominium, together with an undivided 24.4% interest in the Common elements appurtenant thereto, in accordance with and subject to the terms, conditions, easements, covenants, restrictions, limitations and other provisions as set forth in the Master Deed for Four Pearl Court Condominium, about to be recorded in the Office of the Bergen County Clerk/Register, as same may now or hereafter be lawfully amended.

Tract III

Being Known and designated as Unit C in Four Pearl Court Condominium, a condominium, together with an undivided 23.4% interest in the Common elements appurtenant thereto, in accordance with and subject to the terms, conditions, easements, covenants, restrictions, limitations and other provisions as set forth in the Master Deed for Four Pearl Court Condominium, about to be recorded in the Office of the Bergen County Clerk/Register, as same may now or hereafter be lawfully amended.

NOTE FOR INFORMATION ONLY: Being a portion of Lot 4.05, Block 601, Tax Map of the Borough of Allendale, County of Bergen.

A-1